Filed Pursuant to Rule 424(b)(5)
Registration No. 333-213218

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 1, 2016)

XBiotech Inc.

4,848,485 Common Shares

We are offering 4,848,485 common shares in this offering.

Our common shares are listed on the NASDAQ Global Select Market under the symbol “XBIT.” On May 30, 2019, the last reported sale price for our common shares on the NASDAQ Global Select Market was $9.08 per share.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and the accompanying prospectus.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE S-2 OF THIS PROSPECTUS SUPPLEMENT AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$8.250	$40,000,001
Underwriting discounts and commissions(1)	$0.495	$2,400,000
Proceeds to XBiotech, Inc. (before expenses)	$7.755	$37,600,001

____________

(1) See “Underwriting” for a description of compensation payable to the underwriter.

Delivery of the common shares is expected to be made on or about June 4, 2019. We have granted the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 351,515 additional common shares. If the underwriter exercises its option in full, the total underwriting discounts and commissions payable by us will be $2,574,000 and the total proceeds to us, before expenses, will be $40,326,000.

Piper Jaffray

Prospectus Supplement dated May 31, 2019.

Table of Contents

PROSPECTUS SUPPLEMENT

Page

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION	S-2
PROSPECTUS SUPPLEMENT SUMMARY	S-4
THE OFFERING	S-7
RISK FACTORS	S-8
USE OF PROCEEDS	S-10
DIVIDEND POLICY	S-11
DILUTION	S-12
UNDERWRITING	S-13
EXPERTS	S-19
LEGAL MATTERS	S-19
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-19
INFORMATION INCORPORATED BY REFERENCE	S-19

PROSPECTUS
Page
ABOUT THIS PROSPECTUS	i
PROSPECTUS SUMMARY	1
RISK FACTORS	2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	3
DESCRIPTION OF SHARE CAPITAL, COMMON SHARES AND RELATED INFORMATION	3
PLAN OF DISTRIBUTION	6
MATERIAL INCOME TAX CONSIDERATIONS	8
LEGAL MATTERS	8
EXPERTS	8
WHERE YOU CAN FIND ADDITIONAL INFORMATION	8
DOCUMENTS INCORPORATED BY REFERENCE	9

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision. You also should read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Information Incorporated by Reference” and the sections of the accompanying prospectus entitled “Information Incorporated by Reference” and “Where You Can Find More Information.”

This prospectus supplement and the accompanying prospectus form a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or Commission, utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement outside of the United States.

As permitted by the rules and regulations of the Commission, the registration statement, of which this prospectus supplement and the accompanying prospectus form a part, includes additional information not contained in this prospectus supplement or the accompanying prospectus. You may read the registration statement and the other reports we file with the Commission at the Commission’s web site described below under the heading “Where You Can Find Additional Information.”

Unless the context requires otherwise or unless otherwise noted, all references to “XBiotech” are to XBiotech Inc., a British Columbia corporation, and all references to “we,” “us” or “our” are to XBiotech Inc. and its subsidiaries.

Trademarks, service marks or trade names of any other companies appearing in this prospectus supplement are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us and, or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including, without limitation, statements regarding the assumptions we make about our business and economic model, our dividend policy, business strategy and other plans and objectives for our future operations, are forward-looking statements.

These forward-looking statements include declarations regarding our management’s beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “would,” “could,” “expects,” “plans,” “contemplate,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “intend” or “continue” or the negative of such terms or other comparable terminology, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include, among other things, statements about the following:

•	our ability to obtain regulatory approval to market and sell Xilonix™ in the United States, Europe and elsewhere;

•	the initiation, timing, cost, progress and success of our research and development programs, preclinical studies and clinical trials for Xilonix™ and other product candidates;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	our ability to successfully commercialize the sale of Xilonix™ in the United States, Europe and elsewhere;

•	our ability to recruit sufficient numbers of patients for our future clinical trials for our pharmaceutical products;

•	our ability to achieve profitability;

•	our ability to obtain funding for our operations, including research funding;

•	our ability to identify additional new products using our True Human™ antibody discovery platform;

•	the implementation of our business model and strategic plans;

•	our ability to develop and commercialize product candidates for orphan and niche indications independently;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our expectations regarding federal, state and foreign regulatory requirements;

•	the therapeutic benefits, effectiveness and safety of our product candidates;

•	the accuracy of our estimates of the size and characteristics of the markets that may be addressed by our products and product candidates;

•	the rate and degree of market acceptance and clinical utility of Xilonix™ and future products, if any;

•	the timing of and our collaborators’ ability to obtain and maintain regulatory approvals for our product candidates;

•	our expectations regarding market risk, including interest rate changes and foreign currency fluctuations;

•	our belief in the sufficiency of our cash flows to meet our needs for at least the next 12 to 24 months;

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•	our expectations regarding the timing during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act;

•	our ability to engage and retain the employees required to grow our business;

•	our future financial performance and projected expenditures;

•	developments relating to our competitors and our industry, including the success of competing therapies that are or become available; and

•	estimates of our expenses, future revenue, capital requirements and our needs for additional financing.

You should also read the matters described in the “Risk Factors” and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein as being applicable to all related forward-looking statements wherever they appear in this this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We cannot assure you that the forward-looking statements in this this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein will prove to be accurate and therefore you are encouraged not to place undue reliance on forward-looking statements. You should read this this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights some of the information contained elsewhere in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Information Incorporated by Reference” in this prospectus supplement and under “Documents Incorporated by Reference” and “Where You Can Find Additional Information” in the accompanying prospectus. You also should carefully consider the matters discussed in the section entitled “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in other periodic reports incorporated herein by reference.

Company Overview

We are a pre-market biopharmaceutical company engaged in discovering and developing True Human™ monoclonal antibodies for treating a variety of diseases. True Human™ monoclonal antibodies are those which occur naturally in human beings—as opposed to being derived from animal immunization or otherwise engineered. We believe that naturally occurring monoclonal antibodies have the potential to be safer and more effective than their non-naturally occurring counterparts. We are focused on developing our True Human™ pipeline and manufacturing system.

The majority of our efforts to date have been concentrated on developing our lead product candidate, bermekimab (also known as MABp1, Xilonix™, CA-18C3, CV-18C3, RA-18C3, and T2-18C3), a therapeutic antibody which specifically neutralizes interleukin-1 alpha (IL-1a). IL-1a is a pro-inflammatory protein produced by leukocytes and other cells, where it plays a key role in inflammation. When unchecked, inflammation can contribute to the development and progression of a variety of different diseases, such as cancer, vascular disease, inflammatory skin disease, and diabetes. Clinical studies conducted to date have shown that blocking IL-1a with our lead product candidate may have a beneficial effect on several diseases.

Results of Open Label Extension Study Evaluating MABp1 as a Treatment for Hidradenitis Suppurativa

On January 19, 2018, we announced results from an open label extension, or OLE, phase of the randomized Phase 2 study evaluating our True Human™ antibody, MABp1 or bermekimab, as a treatment for Hidradenitis Suppurativa, or HS.

In the OLE phase, patients that had originally been allocated to placebo in our Phase 2 double-blind, placebo-controlled study were allowed to receive treatment with the MABp1 antibody therapy in an OLE study. Seven of the ten patients that had originally received placebo were treated with MABp1 for 12 weeks.

The main endpoints used in the OLE included safety and Hidradenitis Suppurativa Clinical Response, or HiSCR, score at the end of the 12 week treatment. At the conclusion of the double-blinded study, only one patient (1 of 10, or 10%) receiving placebo had achieved HiSCR. During the OLE, five patients (5 of 7, or 71.4%) achieved the HiSCR response (p=0.035). There was a total of 24 HS exacerbations during the blinded portion of the study compared to just 1 exacerbation during the OLE phase.

Results of the Phase 2 study were recently published in the Journal of Investigative Dermatology, reporting that the study met its primary endpoint and demonstrated a significant improvement in HS patients treated with MABp1 compared to control after 12 weeks of therapy (response rate of 60% vs 10%, respectively (p=0.035)). The 20 patient double-blind, placebo-controlled study was designed to evaluate the safety and efficacy of MABp1, our True Human™ antibody targeting interleukin-1 alpha (IL-1α), in patients with HS not eligible for anti-TNF therapy. Patients were randomized 1:1 to receive either MABp1 or placebo every two weeks for 12 weeks. Patients in the study underwent primary assessment of efficacy using HiSCR scores at 12 weeks, continued by a follow up phase to assess time to relapse after an additional 12 weeks without therapy. Efficacy measures included assessment of HiSCR scores, a validated method for evaluating efficacy in HS patients, as well as quality of life assessment and ultrasonographic evaluation.

Results of Open-Label, Multicenter Study Evaluating MABp1 as a Treatment for Hidradenitis Suppurativa

On January 23, 2019, we announced results from our open-label multicenter study evaluating MABp1, or bermekimab, as a treatment for HS. The open-label multicenter study was performed in subjects with moderate-to-severe HS that were either naïve to or had failed anti-TNF therapy.

The study was divided into two groups, A and B. Patients in Groups A and B had either previously failed anti-TNF therapy (n=24) or had no prior treatment with anti-TNF therapy (n=18), respectively. Patients in each group had weekly 400 mg subcutaneous injections for 12 weeks. Efficacy was based on a comparison of baseline severity to week 12. For subjects who had not reached week 12 at time of analysis, data from last completed visit was compared to baseline.

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Bermekimab was well-tolerated with no safety concerns. Statistically significant improvement was seen for efficacy endpoints in both anti-TNF and anti-TNF naïve groups, including the HiSCR; Dermatology Life Quality Index, or DLQI; Physician’s Global Assessment, or PGA; change in inflammatory lesion count; Disease Activity Score, or DAS; and Visual Analogue Scales, or VAS, for Disease Impression and Pain. Statistically significant improvement from baseline was seen for all disease severity measures except Hospital Anxiety and Depression Scale, or HADS. Mean percentage improvement for Group B: DLQI (63%, p<0.001); DAS (67%, p<0.001); HADS-AS (14%, p<0.001); HADS-DS (9%, p=0.4); PGA (51%, p<0.001); VAS-Disease (44%, p=0.001); VAS-Pain (58%, p<0.001); HiSCR (61% achieved). No bermekimab-related toxicities were evident. Injection-site reaction occurred in four patients.

Assessing the percentage of patients who achieve a HiSCR response is a key measure to determine treatment effectiveness. The HiSCR response is achieved during the treatment period if a patient has at least 50% reduction in the number of inflammatory lesions (abscesses + inflammatory nodules), and has no increase in the number of abscesses or draining fistulas. Abscesses, inflammatory nodules, and draining fistulas are the painful and disfiguring lesions associated with HS. For subjects who received bermekimab with no prior anti-TNF therapy, 61% (11/18) of patients achieved HiSCR. For patients who received bermekimab after failure of prior anti-TNF therapy, such as adalimumab, 58% (14/24) of patients still achieved HiSCR by week 12.

Results of Phase 2 Clinical Trial of MABp1 as a Treatment for Atopic Dermatitis

On March 1, 2019, we announced that results from our Phase 2 clinical trial of bermekimab would be presented by Eric Simpson, M.D, M.C.R. Professor of Dermatology at Oregon Health & Science University, School of Medicine, at an oral presentation during the annual meeting of the American Academy of Dermatology held in Washington, DC, on March 2, 2019.

In the study, 38 patients in two treatment groups received a low (200 mg) or high (400 mg) dose of bermekimab once weekly for either a 4- or 7-week treatment regimen, respectively. The results presented by Dr. Simpson demonstrated that bermekimab treatment resulted in rapid and significant improvement of disease in patients with moderate-to-severe Atopic Dermatitis, or AD, and there was statistically and clinically significant improvement in treatment response for key measures of disease severity in the high dose versus the low dose group.

After only 7 weeks of treatment, 71% of patients that received a 400 mg bermekimab weekly regimen had at least 75% reduction in their disease, as measured by the Eczema Area and Severity Index, or EASI, score (this compares to 44-51% of patients achieving 75% improvement in EASI score after 16 weeks therapy as reported for two Phase III clinical trials for the existing FDA approved biological drug for AD).

Moreover, within 7 weeks, using patient reported the Pruritus Numerical Rating Scale, or NRS, for itch and pain, a key method used to measure itch in clinical trials for AD, and patients receiving the 400 mg bermekimab treatment regimen had 71% reduction in itch and an 84% reduction in pain (this compares to 36-41% reduction in itch (pain was not reported) after 16 weeks of treatment with the existing approved therapy for AD).

Results of Open-Label, Multicenter Study Evaluating MABp1 as a Treatment for Atopic Dermatitis

On December 18, 2018, we announced results from our open label, proof of concept, multicenter study using bermekimab to treat patients with moderate to severe AD. The study was performed in subjects with moderate-to-severe AD refractory to standard therapies. In the study patients received either 200 mg (n=10) or 400 mg (n=28) subcutaneous injections weekly for either four or eight weeks, respectively. Numerous measures of disease severity were assessed at baseline and at week seven.

The study met all primary and secondary endpoints. Thirty-eight patients in two treatment groups received a low (n=10) or high (n=28) dose of bermekimab once weekly for either a four- or seven-week treatment regimen, respectively. Statistically significant improvement was seen for all efficacy endpoints in the high dose group; and a significant dose response for the high dose compared to low dose group was observed for key endpoints, including EASI, Global Individual Sign Score, or GISS, Patient Oriented Eczema Measure, or POEM, HADS, and SCORing Atopic Dermatitis, or SCORAD.

Statistically significant improvement from baseline to last visit was seen for all disease measures. Mean reduction percentage for the 400 mg group after seven weeks: DLQI (70%, p<0.001); EASI (76%, p<0.001); GISS (54%, p<0.001); HADS-AS (65%, p<0.001); HADS-DS (59%, p<0.001); POEM (66%, p<0.001); SCORAD (64%, p<0.001). For both pruritus-NRS worst and average itch scores, 75% of patients achieved greater than or equal to four-point improvement by week seven. By week seven, 82% and 71% of patients achieved EASI 50 and EASI 75 outcomes, respectively. Twenty-five percent of patients had greater than or equal to two-point improvement in IGA score and achieved a score of 0 or 1 by week seven. No bermekimab-related toxicities were evident. Injection-site reactions occurred in three patients.

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While clinically and statistically significant improvement was seen for all clinical endpoints in the high dose group, also notable was the speed, magnitude, and trajectory of responses seen. In the high dose group, for example, after only four weeks of treatment, 61% of patients achieved a 4-point improvement in NRS and 75% of patients achieved a 4-point improvement by week seven. For the only biological therapy currently approved to treat AD, dupilumab, which was granted breakthrough designation by the United States Food and Drug Administration, only 16%-23% of patients achieved a 4-point NRS improvement after four weeks of therapy; and only 36-41% of patients achieved a 4-point improvement by week 16.

Another key measure of efficacy is the EASI. In the study, 39% of high dose patients achieved 75% improvement in EASI score (EASI-75) after four weeks of therapy and 71% of patients achieved EASI-75 at week seven. Of note, participants were not allowed to use concomitant topical corticosteroids during the study and thus these improvements were most likely due to the study drug alone. The only approved biological therapy, dupilumab, reports only 44-51% of patients achieved EASI-75 by week 16.

Risks Associated with our Business

We have never been profitable. We are a clinical-stage pharmaceutical company with no revenue and a limited operating history. We do not have any products approved by regulatory authorities for marketing or commercial sale and have not generated any revenue from product sales, or otherwise, to date, and we continue to incur significant research, development and other expenses related to our ongoing operations. As a result, we have incurred losses in every reporting period since our inception in 2005. As of March 31, 2019, we had an accumulated deficit of $243.6 million.

We expect to continue to incur significant expenses and operating losses for the foreseeable future. We anticipate these losses will increase as we continue the research and development of, and seek regulatory approvals for Xilonix™ and any of our other product candidates, and potentially begin to commercialize any products that may achieve regulatory approval. We may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our financial condition. The amount of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenues. Our prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. If Xilonix™ or any other product candidate fails in clinical trials or does not gain regulatory approval, or if approved and fails to achieve market acceptance, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. We will need to raise significant additional funding, which may not be available on acceptable terms, if at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations. These risks and others are discussed more fully in the section of the accompanying prospectus entitled “Risk Factors” immediately following the prospectus summary. You should read these risks before you invest in our securities.

Corporate History

We were incorporated in British Columbia in March 2005. XBiotech USA Inc., a wholly-owned subsidiary of XBiotech Inc., was incorporated in Delaware in November 2007. XBiotech Schweiz AG, a wholly-owned subsidiary of XBiotech Inc., was incorporated in Zug, Switzerland in August 2010. XBiotech Japan KK, a wholly-owned subsidiary of XBiotech Inc., was incorporated in Tokyo, Japan in March 2013. XBiotech GmbH, a wholly-owned subsidiary of XBiotech Inc., was incorporated in Germany in January 2014.

Our Contact Information

Our executive offices are located at 5217 Winnebago Lane, Austin, Texas. 78744. Our telephone number is (512) 386-2900. Our website address is www.xbiotech.com. Our website and the information contained on our website are not incorporated by reference into this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

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THE OFFERING

Common shares offered by us	4,848,485 shares.

Option to purchase additional shares	We have granted the underwriter the option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 351,515 additional common shares.

Common shares to be outstanding after this offering	40,938,610 shares (or 41,290,125 shares if the underwriter exercises its overallotment option to purchase additional shares in full).

Use of proceeds	We intend to use the net proceeds from this offering to advance bermekimab Phase 2 clinical trials in Hidradenitis Suppurativa and Atopic Dermatitis, and for general corporate and working capital purposes. See “Use of Proceeds” beginning on page S-2 of this prospectus supplement.

The NASDAQ Global Select Market symbol	“XBIT”

Risk factors	This investment involves a high degree of risk. See the information set forth in “Risk Factors” beginning on page S-2 of this prospectus supplement and in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

The number of our common shares to be outstanding immediately after this offering shown above is based on 36,090,125 shares outstanding on March 31, 2019, and excludes as of that date:

•	5,432,661 common shares issuable upon exercise of outstanding stock options under our stock incentive plans at a weighted average exercise price of $7.36 per share; and

•	1,483,568 additional common shares reserved for future issuance under our stock incentive plans.

Except as otherwise noted, all information in this prospectus supplement assumes:

•	no exercise of the outstanding options described above; and

•	no exercise of the underwriter’s option to purchase additional common shares.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as the risks, uncertainties and additional information set forth in our Commission reports on Forms 10-K, 10-Q and 8-K and in other documents incorporated by reference in this prospectus supplement. The risks described in such documents are not intended to be an all-inclusive list of the potential risks relating to an investment in our securities. Any of such risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations. Additional risks and uncertainties not currently known or that are currently considered to be immaterial may also materially and adversely affect our business. As a result, the trading price or value of our securities could be materially adversely affected and you may lose all or part of your investment.

Risks Related to This Offering

Management may conclude that there is substantial doubt regarding our ability to continue as a going concern.

Regardless of the amount of the net proceeds that we receive from this offering, if any, we may conclude, in connection with the audit of our consolidated financial statements for the year ending December 31, 2019, or any other subsequent period, that there is substantial doubt regarding our ability to continue as a going concern. If our independent registered public accounting firm issues a “going concern” opinion, it could impair our ability to finance our operations through the sale of equity, incurring debt, or other financing alternatives. If we fail to raise sufficient additional capital, we will not be able to completely execute our business plan. As a result, our business would be jeopardized and we may not be able to continue. If we ceased operations, it is likely that purchasers of our common shares would lose their entire investment.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering, as described below in “Use of Proceeds,” and could use them for purposes other than those contemplated at the time of the offering. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value of our common shares. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our common shares to decline and delay the development of our product candidates. Pending use of the net proceeds, we may invest the proceeds in short-term, investment-grade, interest-bearing instruments. These investments may not yield a favorable return to our shareholders.

Our need for future financing may result in the issuance of additional securities which will cause investors to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors, including the results of future research and development activities. We expect our expenses to increase if and when we initiate and conduct additional clinical trials, and seek marketing approval for our product candidates. In addition, if we obtain marketing approval for any of our product candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. There are no other commitments by any person for future financing.

Our securities may be offered to other investors at a price lower than the price per share offered to current shareholders, or upon terms that may be deemed more favorable than those offered to current shareholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options or warrants, from time to time to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our board of directors, may further dilute the equity ownership of our shareholders.

We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to our existing shareholders. The price per share at which we sell additional common shares, or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per share paid by investors in this offering. We may not be able to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations or we may have to curtail certain, if not all, of our business objectives and plans.

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Future sales of substantial amounts of our common shares, or the possibility that such sales could occur, could adversely affect the market price of our common shares.

Sales of substantial numbers of our common shares in the public market, or the perception that significant sales are likely, could adversely affect the market price of our common shares. Assuming the sale of 4,848,485 common shares at an offering price of $8.25 per share, the number of common shares offered by us in this offering is equal to approximately 11.8% of our outstanding common shares as of March 31, 2019. We cannot predict the effect that market sales of such a large number of shares would have on the market price of our common shares. Moreover, actual or anticipated downward pressure on the market price of our common shares due to actual or anticipated sales of our common shares could cause some institutions or individuals to engage in short sales of our common shares, which may itself cause the market price of our common shares to decline.

Because we will not declare cash dividends on our common shares in the foreseeable future, shareholders must rely on appreciation of the value of our common shares for any return on their investment.

We have never declared or paid cash dividends on our common shares. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and will not declare or pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our common shares, if any, will provide a return to investors in this offering.

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USE OF PROCEEDS

We estimate that the net proceeds that we will receive from this offering will be approximately $37.6 million (or $40.3 million if the underwriter exercises its overallotment option to purchase additional shares in full), after deducting commissions and estimated expenses payable by us.

We currently intend to use the net proceeds from this offering to advance bermekimab Phase 2 clinical trials in Hidradenitis Suppurativa and Atopic Dermatitis, and for general corporate and working capital purposes.

We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. We have not determined the amount of net proceeds from this offering that we will use specifically for any of the foregoing purposes. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments. These investments may not yield a favorable return to our shareholders.

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DIVIDEND POLICY

We have never paid or declared any cash dividends on our common shares. We currently intend to retain any earnings for future growth and, therefore, do not expect to pay cash dividends in the foreseeable future.

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DILUTION

If you purchase our common shares in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per common share immediately after this offering. Our net tangible book value as of March 31, 2019 was $36,983,036, or approximately $1.02 per share. Net tangible book value per share represents our total tangible assets less total tangible liabilities, divided by the number of common shares outstanding as of March 31, 2019.

After giving effect to the sale by us of 4,848,485 common shares in this offering at a public offering price of $8.25 per common share, and after deducting the estimated fees and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2019 would have been approximately $74,433,037 or approximately $1.82 per common share. This represents an immediate increase in net tangible book value of approximately $0.80 per share to existing shareholders and an immediate dilution of approximately $6.43 per share to new investors. The following table illustrates this per share dilution:

Public offering price per share		$8.25
Net tangible book value per share as of March 31, 2019	$1.02
Increase in net tangible book value per share attributable to new investors	$0.80
As adjusted net tangible book value per share as of March 31, 2019, after giving effect to this offering		$1.82
Dilution per share to new investors purchasing our common shares in the offering		$6.43

The above discussion and table are based on 36,090,125 common shares outstanding as of March 31, 2019 and exclude the following, as of that date:

•	5,432,661 common shares issuable upon exercise of outstanding stock options under our stock incentive plans at a weighted average exercise price of $7.36 per share; and

•	1,483,568 additional common shares reserved for future issuance under our stock incentive plans.

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UNDERWRITING

Piper Jaffray & Co., or Piper Jaffray, is acting as the sole book-running manager for this offering. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the number of our common shares set forth opposite its name below.

Underwriter	Number of Shares
Piper Jaffray & Co.	4,848,485
Total	4,848,485

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, relating to losses or claims resulting from material misstatements in or omissions from this prospectus supplement, the registration statement of which this prospectus is a part, certain free writing prospectuses that may be used in the offering, and in any marketing materials used in connection with this offering, and to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officers’ certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriter proposes to offer our common shares to the public at the public offering price set forth on the cover of this prospectus. The underwriter may offer the common shares to securities dealers at the public offering price less a concession not in excess of $0.297 per share. If all of the common shares are not sold at the public offering price, the underwriter may change the offering price and other selling terms.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriter of its option to purchase additional shares.

		Total
	Per Share	Without Option	With Option
Public offering price	$8.250	$40,000,001	$42,900,000
Underwriting discounts and commissions paid by us	$0.495	$2,400,000	$2,574,000
Proceeds to us, before expenses	$7.755	$37,600,001	$40,326,000

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $75,000. Additionally, we have agreed to reimburse the underwriter for certain of its expenses in an amount not to exceed $75,000.

Option to Purchase Additional Shares

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 351,515 additional common shares at the public offering price set forth on the cover of this prospectus, less underwriting discounts and commissions.

No Sales of Similar Securities

We and our executive officers and directors have agreed not to sell or transfer any of our common shares or securities convertible into, exchangeable or exercisable for, or that represent the right to receive our common shares, for 90 days after the date of the prospectus used to sell our common shares without first obtaining the written consent of Piper Jaffray. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, announce the intention to sell, sell or contract to sell any shares of our common shares;

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•	sell any option or contract to purchase any shares of our common shares;

•	purchase any option or contract to sell any shares of our common shares;

•	grant any option, right or warrant to purchase any shares of our common shares;

•	make any short sale or otherwise transfer or dispose of any shares of our common shares;

•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of our common shares, whether any such swap or transaction is to be settled by delivery of shares of our common shares or other securities, in cash or otherwise;

•	make any demand for or exercise any right with respect to the registration of our common shares; or

•	publicly announce the intention to do any of the foregoing.

The restrictions in the preceding paragraph do not apply to transfers of securities:

•	as a bona fide gift or gifts;

•	to any trust for the direct or indirect benefit of the stockholder or the immediate family of the stockholder;

•	if the stockholder is a corporation, partnership, limited liability company, trust or other business entity, (i) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate of the stockholder or (ii) distributions of our common shares or any security convertible into or exercisable for our common shares to limited partners, limited liability company members or stockholders of the stockholder;

•	if the stockholder is a trust, to the beneficiary of such trust;

•	by testate succession or intestate succession; or

•	pursuant to the underwriting agreement;

provided, in the case of a transfer described in bullets one through five above, that such transfer does not involve a disposition for value, and each transferee agrees to be subject to the restrictions described in the immediately preceding paragraph and that no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer.

In addition, the transfer restrictions described above do not apply to:

•	the exercise of stock options granted pursuant to our equity incentive plans that are described in this prospectus; provided that the stockholder’s securities received upon exercise shall remain subject to the transfer restrictions; or

•	the establishment of any 10b5-1 plan, provided that no sales of the stockholder’s common shares will be made under such plans for 90 days after the date of the prospectus used to sell our common shares.

NASDAQ Listing

Our common shares are listed on the NASDAQ Global Select Market under the trading symbol “XBIT.”

Price Stabilization and Short Positions

Until the distribution of the shares is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing our common shares. However, the underwriter may engage in transactions that stabilize the price of our common shares, such as bids or purchases to peg, fix or maintain that price.

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In connection with this offering, the underwriter may purchase and sell our common shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares described above. The underwriter may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. “Naked” short sales are sales in excess of the option to purchase additional shares. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of our common shares made by the underwriter in the open market prior to the closing of this offering.

Similar to other purchase transactions, the underwriter’s purchase to cover its short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the NASDAQ Global Select Market, in the over-the-counter market or otherwise.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distributions of Shares

In connection with this offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by the underwriter. Other than the prospectus in electronic format, the information on the websites of any such underwriter is not part of this prospectus.

Other Relationships

The underwriter and its affiliates are a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction except the United States that would permit a public offering of our common shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or our common shares in any jurisdiction where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any of our common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of our common shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

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(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of our common shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our common shares to be offered so as to enable an investor to decide to purchase any of our common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

The underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of our common shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the common shares in, from or otherwise involving the United Kingdom.

Canada

The common shares may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common shares must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.

Hong Kong

The common shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the common shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the SFA), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

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Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law.

Switzerland

The common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the common shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the common shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of common shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of common shares.

United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the UAE), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (DFSA), a regulatory authority of the Dubai International Financial Centre (DIFC). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and Nasdaq Dubai Listing Rules, accordingly, or otherwise. The common shares may not be offered to the public in the UAE and/or any of the free zones.

The common shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

France

This prospectus (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).

This prospectus has not been and will not be submitted to the French Autorité des marchés financiers (the AMF) for approval in France and accordingly may not and will not be distributed to the public in France.

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Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

1.	the transaction does not require a prospectus to be submitted for approval to the AMF;

2.	persons or entities referred to in Point 2°, Section II of Article L.411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3.	the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus. This prospectus has been distributed on the understanding that such recipients will only participate in the issue or sale of our common shares for their own account and undertake not to transfer, directly or indirectly, our common shares to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

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EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as amended by our Amendment No. 1 on Form 10-K/A, filed with the Commission on March 15, 2019, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Stikeman Elliott LLP, Vancouver, British Columbia has passed upon the validity of the securities offered by this prospectus supplement. K&L Gates LLP, Irvine, California, is counsel for the underwriter in connection with this offering.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement we filed with the Commission. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor the underwriter has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. These filings include our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements. Our filings with the Commission are available to the public at the Commission’s website at www.sec.gov. Such filings are also available free of charge through our website at www.xbiotech.com as soon as reasonably practicable after we file them with, or furnish them to, the Commission. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement. You should not rely on any such information in making your decision whether to purchase our common shares.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows this filing to “incorporate by reference” information that we previously have filed with the Commission. This means we can disclose important information to you by referring you to other documents that we have filed with the Commission. The information that is incorporated by reference is considered part of this prospectus supplement, and information that we file later will automatically update and may supersede this information. For further information about our company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

·	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on March 14, 2019, as amended by that certain Form 10-K/A, filed with the Commission on March 15, 2019;

·	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on May 9, 2019;

·	our Current Reports on Form 8-K filed with the Commission on April 3, 2019, May 1, 2019 and May 30, 2019 (two filings);

·	the portions of our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 30, 2019, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018; and

·	the description of our common shares contained in our registration statement on Form 8-A filed with the Commission on April 14, 2015 (File No. 001-37347), including any amendment or report filed for purposes of updating such description.

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In addition, all documents filed by us under Sections 13(a), 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (excluding, unless otherwise provided in this prospectus supplement or in the applicable document, documents not deemed “filed” with the SEC and information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K), after the date of this prospectus supplement but before the termination of the offering of the common shares covered by this prospectus supplement, are hereby incorporated by reference herein. We have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The documents incorporated by reference into this prospectus supplement and the accompanying prospectus are available from us upon request. We will provide a copy of any and all of the documents incorporated by reference (excluding exhibits, unless the exhibits are specifically incorporated), without charge, upon written or oral request. Requests for any of these documents should be directed to:

Investor Relations
XBiotech Inc.
5217 Winnebago Lane,
Austin, Texas 78744
(512) 386-2900

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7,000,000

Common Shares

We may offer and issue from time to time up to 7,000,000 common shares in one or more transactions under this shelf prospectus. The common shares may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement.

This prospectus provides you with a general description of the common shares that we may offer. Each time we offer common shares, we will provide you with a prospectus supplement that describes specific information about the particular common shares being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information that is incorporated by reference into this prospectus and the applicable prospectus supplement.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section titled “Plan of Distribution” beginning on page 7 of this prospectus.

Our common shares are listed on the NASDAQ Global Select Market under the symbol “XBIT”. On August 18, 2016, the closing price of our common shares on the NASDAQ Global Select Market was US$15.10 per share. Our principal executive offices are located at 8201 E. Riverside Drive, Building 4, Suite 100, Austin, Texas 78744, and our telephone number is (512) 386-2900.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should carefully read the “Risk Factors” section of this prospectus beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 1, 2016.

Table of Contents

ABOUT THIS PROSPECTUS	i
PROSPECTUS SUMMARY	1
RISK FACTORS	2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	3
DESCRIPTION OF SHARE CAPITAL, COMMON SHARES AND RELATED INFORMATION	3
PLAN OF DISTRIBUTION	6
MATERIAL INCOME TAX CONSIDERATIONS	8
LEGAL MATTERS	8
EXPERTS	8
WHERE YOU CAN FIND ADDITIONAL INFORMATION	8
DOCUMENTS INCORPORATED BY REFERENCE	9

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell the common shares described in this prospectus in one or more offerings. The specific terms of the common shares to be offered in a particular offering will be set out in the applicable prospectus supplement and may include, where applicable, the number of common shares offered, the issue price, if any, and any other terms specific to the common shares being offered.

Please carefully read both this prospectus and any prospectus supplement, together with the documents incorporated by reference into this prospectus and any applicable prospectus supplement, and the additional information described below under “Where You Can Find Additional Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell any common shares and is not soliciting an offer to buy common shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference into this prospectus is accurate only as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the common shares. Our business, financial condition, results of operations and prospects may have changed since that date.

As used in this prospectus and in any prospectus supplement, unless the context otherwise requires, the terms “XBiotech,” the “Company,” “we,” “us,” and “our” refer to XBiotech Inc., and, unless the context requires otherwise, the subsidiaries through which it conducts business.

i

PROSPECTUS SUMMARY

This summary does not contain all the information about us that may be important to you. Please carefully read both this prospectus and any prospectus supplement together with the additional information contained in or incorporated by reference into this prospectus and any prospectus supplement.

Overview

XBiotech Inc. is a clinical-stage biopharmaceutical company engaged in discovering and developing True Human™ monoclonal antibodies for treating a variety of different diseases. True Human™ monoclonal antibodies are those which occur naturally in human beings—as opposed to being derived from animal immunization technologies or otherwise engineered. We believe that naturally occurring monoclonal antibodies have the potential to be safer and more effective than their non-naturally occurring counterparts. While primarily focused on bringing our lead product candidate, Xilonix™, to market, we have also developed a proprietary True Human™ monoclonal antibody discovery platform and manufacturing system.

Corporate Information

XBiotech Inc. (XBiotech or the Company) was incorporated in Canada on March 22, 2005. XBiotech USA Inc., a wholly-owned subsidiary of the Company, was incorporated in Delaware, United States in November 2007. XBiotech Schweiz AG, a wholly-owned subsidiary of the Company, was incorporated in Zug, Switzerland in August 2010. XBiotech Japan KK, a wholly-owned subsidiary of the Company, was incorporated in Tokyo, Japan in March 2013. XBiotech GmbH, a wholly-owned subsidiary of the Company, was incorporated in Germany in January 2014.

The Company’s headquarters are located in Austin, Texas.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
•	An exemption from compliance with the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;
•	An exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
•	Reduced disclosure about our executive compensation arrangements; and
•	Exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a shareholder approval of any golden parachute arrangements.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of: (a) the last day of the fiscal year during which we have total annual gross revenue of $1.0 billion or more; (b) the last day of the fiscal year following the fifth anniversary of the effective date of the registration statement of which this prospectus forms a part; (c) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

We may choose to take advantage of some of the available benefits under the JOBS Act, and have taken advantage of some reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information contained in prospectuses from other United States public companies.

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RISK FACTORS

An investment in our common shares involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus and any prospectus supplement, including those in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference into this prospectus, in evaluating an investment in our common shares. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. When we offer and sell any common shares pursuant to a prospectus supplement, we may include in the applicable prospectus supplement additional risk factors relevant to those common shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus, including, without limitation, statements regarding the assumptions we make about our business and economic model, our dividend policy, business strategy and other plans and objectives for our future operations, are forward-looking statements.

These forward-looking statements include declarations regarding our management’s beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “would,” “could,” “expects,” “plans,” “contemplate,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “intend” or “continue” or the negative of such terms or other comparable terminology, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the forward-looking statements contained in this prospectus and the documents incorporated by reference herein include, among other things, statements about the following:

•	our ability to obtain regulatory approval to market and sell Xilonix™ in the United States, Europe and elsewhere;

•	the initiation, timing, cost, progress and success of our research and development programs, preclinical studies and clinical trials for Xilonix™ and other product candidates;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	our ability to successfully commercialize the sale of Xilonix™ in the United States, Europe and elsewhere;

•	our ability to recruit sufficient numbers of patients for our future clinical trials for our pharmaceutical products;

•	our ability to achieve profitability;

•	our ability to obtain funding for our operations, including research funding;

•	our ability to identify additional new products using our True Human™ antibody discovery platform;

•	the implementation of our business model and strategic plans;

•	our ability to develop and commercialize product candidates for orphan and niche indications independently;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our expectations regarding federal, state and foreign regulatory requirements;

•	the therapeutic benefits, effectiveness and safety of our product candidates;

•	the accuracy of our estimates of the size and characteristics of the markets that may be addressed by our products and product candidates;

•	the rate and degree of market acceptance and clinical utility of Xilonix™ and future products, if any;

•	the timing of and our collaborators’ ability to obtain and maintain regulatory approvals for our product candidates;

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•	our expectations regarding market risk, including interest rate changes and foreign currency fluctuations;

•	our belief in the sufficiency of our cash flows to meet our needs for at least the next 12 to 24 months;

•	our expectations regarding the timing during which we will be an emerging growth company under the JOBS Act;

•	our ability to engage and retain the employees required to grow our business;

•	our future financial performance and projected expenditures;

•	developments relating to our competitors and our industry, including the success of competing therapies that are or become available; and

•	estimates of our expenses, future revenue, capital requirements and our needs for additional financing.

You should also read the matters described in the “Risk Factors” and the other cautionary statements made in this prospectus and the documents incorporated by reference herein as being applicable to all related forward-looking statements wherever they appear in this prospectus and the documents incorporated by reference herein. We cannot assure you that the forward-looking statements in this prospectus and the documents incorporated by reference herein will prove to be accurate and therefore you are encouraged not to place undue reliance on forward-looking statements. You should read this prospectus and the documents incorporated by reference herein completely.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds that we receive from the sale of our common shares will be used for working capital and general corporate purposes, including, but not limited to, progressing our research and development programs, supporting our clinical programs and manufacturing activities.

More specific allocations may be included in a prospectus supplement relating to a specific offering of common shares. All expenses relating to an offering of common shares and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL, COMMON SHARES AND RELATED INFORMATION

Authorized and Outstanding Stock

Our authorized share capital as described in our articles consists of an unlimited number of common shares and preferred shares without par value.

As of June 30, 2016, 32,428,676 shares of the registrant’s common shares were outstanding.

Voting Rights

Holders of common shares are entitled to one vote in respect of each common share held at any meeting of the Company. Except as otherwise provided with respect to any particular series of preferred shares and except as otherwise required by law, the registered holders of preferred shares shall not be entitled as a class to receive notice of or to attend to vote at any meetings of the Company.

Under our articles, the holders of our common shares will be entitled to one vote for each common share held on all matters submitted to a vote of the shareholders, including the election of directors. Our articles do not provide for cumulative voting rights. Because of this, the holders of a plurality of our common shares entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

Subject to the BCBCA, and subject to the prior rights of any holders of preferred shares, the holders of the common shares in the absolute discretion of the directors, shall be entitled to receive, and the Company shall pay thereon, out of moneys of the Company properly applicable to the payment of dividends, when declared by the directors, only such dividends as may be declared from time to time in respect of the common shares. The preferred shares are entitled to preference over the common shares with respect to the payment of dividends. We have not paid any dividends since our incorporation. At the discretion of our board of directors, we will consider paying dividends in future as our operational circumstances may permit having regard to, among other things, our earnings, cash flow and financial requirements.

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Liquidation Rights

Subject to the prior payment to the holders of the preferred shares described below, in the event of the liquidation, dissolution or winding-up of the Company or other distribution of the assets of the Company among its shareholders, the holders of the shares of our common shares shall be entitled to share pro rata in the distribution of the balance of the assets. The preferred shares shall be entitled to a preference over the common shares with respect to the distribution of assets of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs; and the preferred stock may be given such other preference not inconsistent with our articles.

Corporate Governance

Under the BCBCA, we are required to hold a general meeting of our shareholders at least once every year, provided that the meeting must not be held later than 15 months after the preceding annual general meeting. Under our articles, the location of the shareholders meeting shall be anywhere in North America, as determined by the directors. Subject to limited exceptions under the BCBCA, a notice specifying the date, time and location of a shareholders meeting must be sent to each shareholder entitled to attend the meeting and to each director not less than 21 days prior to the meeting and not more than 2 months before the meeting.

Under our articles, all business transacted at a special meeting of shareholders that is not an annual general meeting, except business relating to the conduct of or voting at the meeting, is deemed to be special business. At an annual general meeting, all business is special business except for the following: (a) business relating to the conduct of or voting at the meeting; (b) consideration of any financial statements of XBiotech presented to the meeting; (c) consideration of any reports of the directors or auditor; (d) the setting or changing of the number of directors; (e) the election or appointment of directors; (f) the appointment of an auditor; (g) the setting of the remuneration of an auditor; (h) business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and (i) any other business which, under our articles or the BCBCA, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

Notice of a meeting of shareholders at which special business is to be transacted must:

(a)	state the general nature of the special business; and

(b)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)	at the meeting; or

(ii)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice, during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

Under our articles, our board of directors has the power at any time to call a meeting of our shareholders. In addition, subject to the requirements of the BCBCA, the holders of not less than 5% of our shares that carry the right to vote at a meeting sought to be held can also requisition our board of directors to call a meeting of our shareholders for the purposes stated in the requisition. If our board of directors does not call the meeting within 21 days after receiving the requisition, our shareholders can call the meeting and the expenses reasonably incurred by such shareholders in requisitioning, calling and holding the meeting must be reimbursed by us, unless otherwise resolved by a majority of shareholders at the meeting.

Those entitled to vote at a meeting are entitled to attend meetings of our shareholders. Every shareholder entitled to vote may appoint a proxyholder to attend the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. Directors, auditors, legal counsels, secretary (if any), and any other persons invited by the chair of the meeting or with the consent of those at the meeting are entitled to attend any meeting of our shareholders but will not be counted in quorum or be entitled to vote at the meeting unless he or she or it is a shareholder or proxyholder entitled to vote at the meeting.

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Certain Takeover Bid Requirements

Unless such offer constitutes an exempt transaction, an offer made by a person, an “offeror”, to acquire outstanding shares of a Canadian entity that, when aggregated with the offeror’s holdings (and those of persons or companies acting jointly with the offeror), would constitute 20% or more of the outstanding shares in a class, would be subject to the take-over provisions of Canadian securities laws. The foregoing is a limited and general summary of certain aspects of applicable securities law in the provinces and territories of Canada, all in effect as of the date hereof.

In addition to those takeover bid requirements noted above, the acquisition of our shares may trigger the application of statutory regimes including among others, the Investment Canada Act (Canada) and the Competition Act (Canada).

Limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition, or the Commissioner, to review any acquisition of control over or of a significant interest in us. This legislation grants the Commissioner jurisdiction, for up to one year, after any such acquisition, to challenge this type of acquisition before the Canadian Competition Tribunal on the basis that it would, or would be likely to, substantially prevent or lessen competition in any market in Canada.

This legislation also requires any person who intends to acquire our common shares to file a pre-closing notification with the Canadian Competition Bureau if certain financial thresholds are exceeded and if that person (and their affiliates) would hold more than 20% of our common shares. If a person (and its affiliates) already owns 20% or more of our common shares, a notification must be filed when the acquisition of additional shares would bring that person’s holdings to over 50%. Where a notification is required, the legislation prohibits completion of the acquisition until the expiration of a statutory waiting period, unless the Commissioner provides written notice that she does not intend to challenge the acquisition.

The Investment Canada Act requires any person that is a “non-Canadian” (as defined in the Investment Canada Act) who acquires control of an existing Canadian business, where the acquisition of control is not a reviewable transaction, to file a notification with Industry Canada. The Investment Canada Act generally prohibits the implementation of a reviewable transaction unless, after review, the relevant minister is satisfied that the investment is likely to be of net benefit to Canada. Under the Investment Canada Act, the acquisition of control of us (either through the acquisition of our common shares or all or substantially all our assets) by a non-Canadian who is a World Trade Organization member country investor, including a US investor, would be reviewable only if our enterprise value was equal to or greater than a specified amount. Currently, the specified amount for is CAD$600 million, but will eventually increase to CAD$1.0 billion. We believe that we are not a cultural business for Investment Canada Act purposes and that the lower threshold for reviews of acquisitions of such businesses does not apply. The threshold amount is subject to an annual adjustment on the basis of a prescribed formula in the Investment Canada Act to reflect changes in Canadian gross domestic product.

The acquisition of a majority of the voting interests of an entity is deemed to be acquisition of control of that entity. The acquisition of less than a majority but one-third or more of the voting shares of a corporation or an equivalent undivided ownership interest in the voting shares of a corporation is presumed to be an acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares. The acquisition of less than one-third of the voting shares of a corporation is deemed not to be an acquisition of control of that corporation.

Under the new national security regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government in respect of a much broader range of investments by a non-Canadian to “acquire, in whole or in part, or to establish an entity carrying on all or any part of its operations in Canada.” The relevant test is whether such an investment by a non-Canadian could be “injurious to national security.” The Minister of Industry has broad discretion to determine whether an investor is a non-Canadian and may be subject to national security review. Review on national security grounds is at the discretion of the federal government and may occur on a pre- or post-closing basis, subject to certain limitation provisions. The government has the power in a national security review to direct that the investment not be implemented, to direct that the investor provide undertakings or the investor implement the investment on prescribed terms or conditions and to order the investor to divest itself of the investment.

There is no law, governmental decree or regulation in Canada that restricts the export or import of capital or which would affect the remittance of dividends or other payments by us to non-Canadian holders of our common shares or preferred shares, other than withholding tax requirements.

Our articles do not contain any change of control limitations with respect to a merger, acquisition or corporate restructuring that involves us.

This summary is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made. Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding securities law in the provinces and territories of Canada.

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Actions Requiring a Special Majority

Under the BCBCA and our articles, certain corporate actions require the approval of a special majority of shareholders, meaning holders of shares representing not less than 66  2⁄3% of those votes cast in respect of a shareholder vote addressing such matter. Subject to the BCBCA, those items requiring the approval of a special majority generally relate to fundamental changes with respect to our business, and include among others, resolutions: (i) to alter its articles or authorized share structure; (ii) to remove a director before the expiry of his or her term; and (iii) to provide for a sale, lease or exchange of all or substantially all of the Company’s property.

Shareholder Proposals

Under the BCBCA, shareholders may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting.

Advance Notice Provisions

Our articles contain provisions (the “Advance Notice Provisions”) which provide that advance notice to the Company must be made and the procedures set out in the articles must be followed for persons to be eligible for election to the our board of directors. Nomination of persons for election to the board of directors may only be made at an annual meeting of shareholders or at a special meeting of shareholders called for any purpose which includes the election of directors.

Among other things, the Advance Notice Provisions fix a deadline by which holders of record of common shares must submit director nominations to us prior to any annual or special meeting of shareholders and set forth the specific information that a shareholder must include in the written notice to the Company for an effective nomination to occur. No person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of the Advance Notice Provisions.

In the case of an annual meeting of shareholders, notice to us must be made not less than 30 or more than 65 days prior to the date of the annual meeting; provided, however, that if the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement. In the case of a special meeting of shareholders (which is not also an annual meeting), notice to us must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

The board of directors may, in its sole discretion, waive any requirement of the Advance Notice Provisions.

Transfer Agent and Registrar

The Transfer Agent and Registrar for shares of our common shares is American Stock Transfer & Trust Company, LLC . (“AST”). The address for AST is 6201 15th Avenue, Brooklyn, New York 11219 and its telephone number is (718) 921-8206.

PLAN OF DISTRIBUTION

We may sell common shares in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by ourself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

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A prospectus supplement relating to an offering of common shares will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the common shares (or the manner of determination of the purchase price if offered on a non-fixed price basis) and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters may acquire the common shares for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The common shares may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, any obligation of the underwriters to purchase any common shares will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such common shares if any are purchased.

In connection with underwritten offerings of the common shares and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the common shares at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when common shares originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the Nasdaq Global Select Market, in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we may sell such common shares to the dealer, as principal. The dealer may then resell the common shares to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Common shares may be sold directly by us to one or more institutional purchasers, or through agents designated by us, from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the common shares in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers, and agents may be customers of, engage in transactions with, or perform services for us and our affiliates from time to time in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

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Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Any common shares sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market, subject to official notice of issuance. Any underwriters to whom we sell common shares for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the common shares.

MATERIAL INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe material U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the common shares by an investor who is subject to U.S. federal taxation.

The applicable prospectus supplement may also describe material Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of common shares, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations.

You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisors with respect to the specific tax consequences of the acquisition, ownership and disposition of the common shares offered by such prospectus supplement, including the applicability and effect of state, local and non-U.S. or Canadian tax laws, as well as U.S. and Canadian federal tax laws.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the common shares offered hereby will be passed upon for us by by Stikeman Elliott LLP, Vancouver, British Columbia. Certain legal matters in connection with securities being offered hereby will be passed upon by counsel for any underwriters, dealers or agents as may be specified in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst  & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports and proxy statements with the SEC. These filings include our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements, and are available free of charge through our website as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Once at www.xbiotech.com, go to Investors & News/SEC Filings to locate copies of such reports and proxy statements. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock. You may also read and copy materials that we file with SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC. This means that we can disclose important information to you by referring you to those documents.

We incorporate by reference the documents listed below:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 30, 2016, as amended that certain Form 10-K/A, filed with the SEC on April 15, 2016 ;

(b)	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016, filed with the SEC on May 13, 2016 and August 12, 2016, respectively;

(c)	our Current Reports on Form 8-K filed with the SEC on January 8, 2016, May 3, 2016, May 24, 2016 and June 21, 2016;

(d)	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2015 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(e)	the description of our common shares contained in our registration statement on Form 8-A Form filed with the SEC on April 14, 2015 (File No. 001-37347) including any amendment or report filed for purposes of updating such description.

In addition, all documents filed by us under Sections 13(a), 13(a), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, unless otherwise provided in this prospectus or in the applicable document, documents not deemed “filed” with the SEC and information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K), after the date of this prospectus but before the termination of the offering of the common shares covered by this prospectus, are hereby incorporated by reference herein. We have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request.

Requests for any of these documents should be directed to:

Investor Relations

XBiotech Inc.

8201 E. Riverside Dr., Building 4, Suite 100

Austin, Texas.

(512) 386-2900

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XBiotech Inc.

4,848,485 Common Shares

 _______________________

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Piper Jaffray

 _______________________

May 31, 2019